  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 12, 2021 (August 11, 2021)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On August 12, 2021, Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), closed the previously disclosed transaction pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated September 11, 2020, with Adtalem Global Education Inc., a Delaware corporation (the “Purchaser”). Pursuant to the Purchase Agreement, the Company sold to the Purchaser all of the issued and outstanding equity interest in Walden e-Learning, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Walden”), and its subsidiary, Walden University, LLC, a Florida limited liability company and an indirect wholly owned subsidiary of the Company (together with Walden, the “Walden Group”). The total purchase price was $1,480 million in cash, subject to certain closing adjustments. In addition, approximately $83.6 million of restricted cash on the Company's balance sheet related to collateralized regulatory obligations is expected to be released in the coming months following the completion of the transaction.

The consummation of the sale transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma financial information required by Item 9.01 is included at the end of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may include certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2021, the Company and Paula Singer, CEO, Walden and Laureate Online Partners, agreed to the termination of the previously disclosed April 2020 Special Retention/Transaction Bonus, Equity Awards and Severance Policy Letter Agreement between Ms. Singer and the Company. In recognition of her departure from the Company, the parties agreed that Ms. Singer will receive a payment from the Company of $1,377,000, representing one and a half (1.5) times her base salary and target annual bonus, plus $128,118, representing a pro-rated target annual bonus through the closing date less amounts previously paid, and acceleration of her outstanding and non-forfeited equity awards as of the closing date. Such payments and benefits represent the same that would otherwise be owed to Ms. Singer under the prior agreement.

Item 9.01.    Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The following financial information is included at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: August 12, 2021

Pro Forma Financial Information.

The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the disposition of the Walden Group. This pro forma financial information should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 presents our condensed consolidated financial position giving pro forma effect to the disposition of the Walden Group as if it had occurred on June 30, 2021. Unaudited pro forma consolidated statements of operations are omitted because no pro forma adjustments are applicable and the Walden Group was previously classified as a discontinued operation in the historical consolidated financial statements. This pro forma balance sheet should be read in connection with the Company’s historical consolidated financial statements for the year ended December 31, 2020, which were included in the Form 10-K filed on February 25, 2021, and the Company’s historical consolidated financial statements for the six months ended June 30, 2021, which were included in the Quarterly Report on Form 10-Q filed on August 5, 2021. In those historical consolidated financial statements, the entities included in this disposition were classified as discontinued operations for all periods presented.

The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet - Unaudited
 IN THOUSANDS, except per share amounts

	June 30, 2021
	Laureate Historical	Transaction Accounting Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$427,142	$1,648,788	(a),(b)	$2,075,930
Restricted cash	106,770	(83,600)	(b)	23,170
Receivables:
Accounts and notes receivable	143,113	—		143,113
Other receivables	48,525	—		48,525
Allowance for doubtful accounts	(68,098)	—		(68,098)
Receivables, net	123,540	—		123,540
Other current assets	239,573	(127,280)	(c)	112,293
Total current assets	897,025	1,437,908		2,334,933
Property and equipment:
Land, leasehold improvements and construction in-progress	246,465	—		246,465
Buildings	329,894	—		329,894
Furniture, equipment and software	482,306	—		482,306
Accumulated depreciation and amortization	(540,326)	—		(540,326)
Property and equipment, net	518,339	—		518,339
Goodwill	568,767	—		568,767
Operating lease right-of-use assets, net	426,926	—		426,926
Tradenames	159,219	—		159,219
Other non-current assets	1,075,392	(777,350)	(c)	298,042
Total assets	$3,645,668	$660,558		$4,306,226
Liabilities and stockholders’ equity
Total current liabilities	$616,794	$(144,395)	(c)	$472,399
Long-term operating leases, less current portion	432,890	—		432,890
Long-term debt and finance leases, less current portion	123,470	—		123,470
Other long-term liabilities	198,260	(4,415)	(c)	193,845
Total liabilities	1,371,414	(148,810)		1,222,604

Redeemable noncontrolling interests and equity	1,812	—		1,812
Stockholders’ equity:
Total Laureate Education, Inc. stockholders’ equity	2,285,584	809,368	(d)	3,094,952
Noncontrolling interests	(13,142)	—		(13,142)
Total stockholders’ equity	2,272,442	809,368		3,081,810
Total liabilities and stockholders’ equity	$3,645,668	$660,558		$4,306,226
Notes to Unaudited Pro Forma Condensed Financial Information
(a)Represents the cash proceeds received, net of transaction costs.
(b)Represents the release of restricted cash that is held to collateralize letters of credit in favor of the U.S. Department of Education. Upon release, the restricted cash will be reclassified to cash and cash equivalents.
(c)Represents the elimination of the assets and liabilities associated with the business disposition. As of June 30, 2021, the Walden Group's total assets and total liabilities were classified as "held for sale" on the Company's Consolidated Balance Sheet that was included in the Form 10-Q filed on August 5, 2021, for the quarter ended June 30, 2021.
(d)Represents the net effect of the removal of the disposed net assets, offset by the net proceeds received, had the transaction closed on June 30, 2021. This estimated gain on sale of approximately $809 million is based on the carrying value of the net assets of the Walden Group as of June 30, 2021, and is subject to customary post-closing adjustments.